Exhibit 99

BMC Software Announces Fiscal 2012 Third Quarter Results

  Total revenue for the quarter rose 2 percent to $548 million
  Non-GAAP operating income rose 13 percent to $213 million
  Non-GAAP diluted EPS was $0.93, up 18 percent
  Cash flow from operations was $164 million for the quarter; year-to-date cash flow from operations was up 24 percent
  Total bookings declined 12 percent, MSM trailing 12-month bookings rose 22 percent and third quarter ESM license bookings fell 23 percent

HOUSTON--(BUSINESS WIRE)--February 1, 2012--BMC Software (NASDAQ: BMC), the recognized leader in Business Service Management (BSM), today announced its fiscal 2012 third quarter results.

GAAP net earnings for the fiscal third quarter were $120 million, or $0.71 per diluted share, versus $109 million and $0.60 per diluted share in the year-ago period. Non-GAAP net earnings for the quarter were $157 million, or $0.93 per diluted share, representing a 10 percent increase in non-GAAP net earnings and an 18 percent increase in non-GAAP diluted earnings per share compared to the year-ago quarter. Included in the financial tables is a complete reconciliation between non-GAAP and GAAP results.

“Our strategy for success and market leadership is proven, as evidenced by large enterprises standardizing on BMC’s universal management platform, the strong demand for our cloud management and Software-as-a-Service solutions, the ongoing expansion of our strategic alliances and the number of multi-product wins across both our businesses,” said Bob Beauchamp, BMC’s chairman and chief executive officer. “We continue to advance our position through key internal and external investments in technology and talent, while simultaneously making solid progress in addressing previously identified ESM sales capacity issues. The results of these efforts are encouraging and should positively impact our performance in fiscal 2013.”

The Company posted the following key results for its fiscal 2012 third quarter:

  Key ESM sales force trends, including attrition, hiring and sales force capacity, are improving. ESM sales hiring is above plan for the second consecutive quarter. ESM sales attrition during the quarter was below 25 percent on an annualized basis, which is significantly better than experienced in the first half of the fiscal year.
  The Company’s cloud management and Software-as-a-Service (SaaS) initiatives continue to grow, increasing the customer base.
  Total bookings declined 12 percent compared to the year-ago quarter, or 11 percent on a constant currency basis.
  Total MSM bookings for the trailing 12 months increased 22 percent to $930 million. Total annualized MSM bookings for the trailing 12 months were up 10 percent.
  ESM license bookings in the quarter were down 23 percent year-over-year.
  During the third quarter, there were 22 ESM license transactions above $1 million.
  Non-GAAP operating margin was 39 percent, up 4 percentage points from the year-ago quarter.
  The Company’s balance sheet remains strong, with $1.4 billion in cash and investments and $1.9 billion in deferred revenue.
  The pending Numara Software acquisition has a purchase price of approximately $300 million and we expect to close the transaction during the fiscal 2012 fourth quarter.

During the third quarter, BMC continued its stock repurchase activities, spending $225 million to repurchase 6.3 million shares. At the end of the quarter, BMC had $1 billion remaining in its current share repurchase program. Over the last 12 months, BMC has returned nearly $800 million, which is over 100 percent of free cash flow, to shareholders.

“Despite a tough economic environment and short-term execution challenges, BMC is a very profitable and financially strong company,” said Steve Solcher, BMC’s chief financial officer. “Our focus on maintaining our financial and operating discipline is reflected in our improved operating margin. Just as important, we are continuing to make the investments needed to maintain our competitive advantage in the marketplace. We think our ability to balance these two factors – financial discipline with growth investments – is a key strength for BMC.”

Fiscal 2012 Expectations

For fiscal 2012, BMC now expects non-GAAP diluted earnings per share in the range of $3.26 to $3.34 per share. At the midpoint, this would represent a 10 percent increase over the prior year. This range includes approximately four cents dilution related to the pending acquisition of Numara Software and excludes an estimated $0.90 to $0.95 per share for non-GAAP adjustments, including expenses related to the amortization of intangible assets, stock-based compensation and severance, exit costs and related charges.

The assumptions underlying this full year fiscal 2012 expectation include:

  Total bookings growth flat with the prior year;
  ESM license bookings decline of high single digits to low double digits with solid sequential growth in the fourth quarter;
  MSM total bookings growth in the mid-single digits;
  Revenue growth in the mid-single digits;
  Operating margin up slightly from the prior year;
  License bookings ratable rate lower than the prior year;
  Currency impact at today’s rates;
  Other income at a loss of $13 million for the year;
  Weighted shares outstanding 5 percent lower than fiscal 2011; and
  A non-GAAP tax rate of 26 percent for the year.

BMC now expects full year fiscal 2012 cash flow from operations to be between $775 million and $825 million, which at the midpoint, represents a 5 percent improvement over fiscal 2011.

Conference Call

A conference call to discuss fiscal 2012 third quarter results is scheduled for today, February 1, 2012 at 4:00 pm Central Time. Those interested in participating may call (913) 981-5526 and use the pass code BMC. To access a replay of the conference call that will be available for one week, dial (719) 457-0820 or (888) 203-1112 and use the pass code BMC. A live web cast of the conference call will be available on the Company's website at http://investors.bmc.com. A replay of the web cast will be available within 24 hours and archived on the website.

Use of Non-GAAP Financial Measures

In an effort to provide investors with additional information regarding the Company’s results as determined by U.S. generally accepted accounting principles (GAAP), the Company has also disclosed in this press release and the accompanying tables the following non-GAAP information: (a) non-GAAP operating expenses, (b) non-GAAP operating income, (c) non-GAAP operating margin, (d) non-GAAP net earnings and (e) non-GAAP diluted earnings per share. Each of these financial measures excludes the impact of certain items and therefore has not been calculated in accordance with GAAP. These non-GAAP financial measures exclude share-based compensation expense; the amortization of intangible assets; severance, exit costs and related charges; as well as the related tax impacts of these items; and certain discrete tax items. Each of the non-GAAP adjustments is described in more detail below. This press release also contains a reconciliation of each of these non-GAAP measures to its most comparable GAAP financial measure.

We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our operating results because they exclude amounts that BMC management and the board of directors do not consider part of core operating results when assessing the performance of the organization. In addition, we have historically reported similar non-GAAP financial measures and we believe that inclusion of these non-GAAP financial measures provides consistency and comparability with past reports of financial results. Accordingly, we believe these non-GAAP financial measures are useful to investors in allowing for greater transparency of supplemental information used by management.

While we believe that these non-GAAP financial measures provide useful supplemental information, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, do not reflect a comprehensive system of accounting and may not be completely comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation between companies. Items such as share-based compensation expense; the amortization of intangible assets; severance, exit costs and related charges; as well as the related tax impacts of these items; and certain discrete tax items that are excluded from our non-GAAP financial measures can have a material impact on net earnings. As a result, these non-GAAP financial measures have limitations and should not be considered in isolation from, or as a substitute for, net earnings, cash flow from operations or other measures of performance prepared in accordance with GAAP. We compensate for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reconciling the non-GAAP financial measures to their most comparable GAAP financial measure. Investors are encouraged to review the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures that are included elsewhere in this press release.

The following discusses the reconciliations of our non-GAAP financial measures to the most comparable GAAP financial measures:

  Share-based compensation expense. Our non-GAAP financial measures exclude the compensation expenses required to be recorded by GAAP for equity awards to employees and directors. Management and the board of directors believe it is useful in evaluating corporate performance during a particular time period to review the supplemental non-GAAP financial measures, excluding expenses related to share-based compensation, because these costs are generally fixed at the time an award is granted, are then expensed over several years and generally cannot be changed or influenced by management once granted.
  Amortization of intangible assets. Our non-GAAP financial measures exclude costs associated with the amortization of intangible assets. Management and the board of directors believe it is useful in evaluating corporate performance during a particular time period to review the supplemental non-GAAP financial measures, excluding amortization of intangible assets, because these costs are fixed at the time of an acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition.
  Severance, exit costs and related charges. Our non-GAAP financial measures exclude severance, exit costs and related charges, and any subsequent changes in estimates, as they relate to our corporate restructuring activities. Management and the board of directors believe it is useful in evaluating corporate performance during a particular time period to review the supplemental non-GAAP financial measures, excluding severance, exit costs and related charges, in order to provide comparability and consistency with historical operating results.
  Certain discrete tax items. Our non-GAAP financial measures exclude net tax benefits of $6 million for the nine months ended December 31, 2011 in connection with tax authority settlements related to prior years’ tax matters. Management excludes the impact of these items in evaluating corporate performance. Therefore, we exclude these items when presenting non-GAAP financial measures.

In this press release we refer to certain bookings information. Bookings represent the transactional value of new contracts executed by us and reflected in our financial statements, including amounts recorded to both revenue and deferred revenue. We also refer to growth rates for revenue and bookings at constant currency or adjusting for currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of the Company’s business performance. Generally, when the U.S. dollar either strengthens or weakens against other currencies, the growth at constant currency rates or adjusting for currency will be higher or lower than growth reported at actual exchange rates.

Business runs on IT. IT runs on BMC Software.

More than 15,000 IT organizations – from the Global 100 to the smallest businesses – in over 120 countries rely on BMC Software to manage their business services and applications across distributed, mainframe, virtual and cloud environments. With the leading Business Service Management platform, Cloud Management, and the industry’s broadest choice of IT management solutions, BMC helps customers cut costs, reduce risk and achieve business objectives. For the four fiscal quarters ended December 31, 2011, BMC revenue was approximately $2.2 billion. For more information about BMC Software (NASDAQ: BMC), please visit www.bmc.com.

This news release and other related public statements we make contain both historical information and forward-looking statements. Forward-looking statements can be identified by words such as “believes,” “anticipates,” “intends,” “expects,” “estimates,” “guidance,” “outlook,” “view” and similar references to future periods. Examples of forward-looking statements include, but are not limited to, statements we make regarding our expectations and guidance for fiscal 2012 non-GAAP diluted earnings per share and cash flow from operations, including the underlying assumptions, as well as statements we make regarding our plans, objectives, strategies and expectations for future operations and results. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you therefore against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the following: 1) the possibility that general economic conditions or uncertainty cause information technology spending to be reduced or purchasing decisions to be delayed; 2) competition in our markets and market entrants utilizing alternative business models can result in pricing pressures and competition for new customers as well as potential displacements of our existing customers; 3) our cash flow from operations could be affected by many factors, including, but not limited to, lengthening sales cycles, the size and timing of bookings, customer payment terms, the timing of collections, increased expenses, reduced net earnings and movement in foreign currency exchange rates; 4) a significant percentage of our license transactions are completed during the final weeks and days of each quarter, which creates a level of uncertainty as to whether revenue, license bookings and/or earnings will have met expectations until after the end of the quarter; 5) our operating costs and expenses are relatively fixed over the short term, so if we have a shortfall in revenue in any given quarter, our ability to offset revenue shortfalls in the near-term is limited; 6) software product development is highly technical and inherently complex and delays in the timing and feasibility of product releases could have a material adverse effect on expectations and actual results for bookings, revenue, margins and cash flow from operations; 7) changes to our sales organization, including personnel, compensation practices and organizational and process changes, may be disruptive and negatively impact our results of operations; 8) our expectations for revenue and earnings are based on assumptions of the percentage of license revenue which will be recognized upfront versus deferred and the percentage of customer renewals for maintenance contracts; if our actual results do not match our assumptions, our recognized revenue and resultant earnings could fall short of expectations; 9) our effective tax rate is subject to quarterly fluctuation and any change in such tax rate could affect our earnings; 10) we conduct significant transactions in currencies other than the United States dollar and changes in the value of major foreign currencies relative to the U.S. dollar can significantly affect our reported revenue and operating results; 11) customers may not require, or may delay, additional capacity upgrades of our software, particularly our mainframe management software, due to the existence of sufficient hardware capacity, the uncertain timing of hardware upgrades or other reasons, and the timing of renewals of existing license agreements may be different than we expect; and 12) the additional risks and important factors described in BMC Software's Annual Report on Form 10-K and quarterly reports on Form 10-Q filed with the U.S. Securities and Exchange Commission. These filings are available on our website at http://investors.bmc.com. Any forward-looking statement made by us in this news release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

BMC, BMC Software, and the BMC Software logo are the exclusive properties of BMC Software Inc., are registered with the U.S. Patent and Trademark Office, and may be registered or pending registration in other countries. All other BMC trademarks, service marks, and logos may be registered or pending registration in the U.S. or in other countries. All other trademarks or registered trademarks are the property of their respective owners. © Copyright 2012 BMC Software, Inc.

BMC SOFTWARE, INC. STATEMENTS OF OPERATIONS (In millions, except per share data) (Unaudited)

			Incr/(Decr)
	Quarter Ended December 31,		Percentage
	2010	2011	Change
Revenue:
License	$234.6	$225.0	(4.1)%
Maintenance	259.3	272.3	5.0%
Professional services	46.0	50.9	10.7%
Total revenue	539.9	548.2	1.5%

Operating expenses:
Cost of license revenue	32.5	38.6	18.8%
Cost of maintenance revenue	43.7	46.2	5.7%
Cost of professional services revenue	54.7	52.8	(3.5)%
Selling and marketing expenses	160.2	154.1	(3.8)%
Research and development expenses	45.0	38.5	(14.4)%
General and administrative expenses	56.0	50.4	(10.0)%
Amortization of intangible assets	8.4	5.8	(31.0)%
Total operating expenses	400.5	386.4	(3.5)%
Operating income	139.4	161.8	16.1%
Other income (loss), net	1.7	(3.5)	(305.9)%
Earnings before income taxes	141.1	158.3	12.2%
Provision for income taxes	32.0	38.4	20.0%
Net earnings	$109.1	$119.9	9.9%

Diluted earnings per share	$0.60	$0.71	18.3%

Shares used in computing diluted earnings per share	182.3	169.5	(7.0)%

BMC SOFTWARE, INC. STATEMENTS OF OPERATIONS (In millions, except per share data) (Unaudited)

			Incr/(Decr)
	Nine Months Ended December 31,		Percentage
	2010	2011	Change
Revenue:
License	$613.9	$644.2	4.9%
Maintenance	765.6	807.4	5.5%
Professional services	123.6	155.7	26.0%
Total revenue	1,503.1	1,607.3	6.9%

Operating expenses:
Cost of license revenue	95.2	116.2	22.1%
Cost of maintenance revenue	124.3	139.5	12.2%
Cost of professional services revenue	132.0	153.4	16.2%
Selling and marketing expenses	445.5	452.3	1.5%
Research and development expenses	126.9	121.5	(4.3)%
General and administrative expenses	163.0	160.0	(1.8)%
Amortization of intangible assets	25.2	26.5	5.2%
Total operating expenses	1,112.1	1,169.4	5.2%
Operating income	391.0	437.9	12.0%
Other loss, net	(3.5)	(9.9)	182.9%
Earnings before income taxes	387.5	428.0	10.5%
Provision for income taxes	53.8	97.7	81.6%
Net earnings	$333.7	$330.3	(1.0)%

Diluted earnings per share	$1.83	$1.88	2.7%

Shares used in computing diluted earnings per share	182.2	175.2	(3.8)%

BMC SOFTWARE, INC. BALANCE SHEETS (In millions)

	Unaudited				Unaudited
	June 30,	September 30,	December 31,	March 31,	June 30,	September 30,	December 31,
	2010	2010	2010	2011	2011	2011	2011

Current assets:
Cash and cash equivalents	$1,410.0	$1,477.5	$1,544.1	$1,660.9	$1,582.9	$1,459.7	$1,319.5	(a)
Short-term investments	10.3	-	2.8	27.8	31.9	30.9	37.1	(a)
Trade accounts receivable, net	168.4	215.4	321.0	284.1	176.2	219.6	239.4
Trade finance receivables, net	71.5	66.7	63.9	112.6	99.0	52.5	74.2
Other current assets	128.7	125.1	126.8	182.0	173.3	170.4	165.6
Total current assets	1,788.9	1,884.7	2,058.6	2,267.4	2,063.3	1,933.1	1,835.8

Property and equipment, net	99.0	100.2	97.0	94.2	90.9	86.3	84.4
Software development costs, net	159.9	171.4	185.3	193.8	201.9	214.1	230.2
Long-term investments	51.0	51.1	53.5	67.8	64.1	61.9	57.4	(a)
Long-term trade finance receivables, net	75.5	82.3	74.7	110.8	132.8	59.0	55.7
Goodwill and intangible assets, net	1,493.1	1,484.4	1,524.8	1,507.9	1,648.2	1,612.4	1,606.2
Other long-term assets	272.2	279.5	276.7	243.5	236.5	222.8	218.5
Total assets	$3,939.6	$4,053.6	$4,270.6	$4,485.4	$4,437.7	$4,189.6	$4,088.2

Current liabilities:
Trade accounts payable	$37.0	$35.6	$36.4	$30.8	$33.3	$32.1	$31.8
Finance payables	10.5	9.6	6.6	16.6	1.0	0.4	2.2
Accrued liabilities	211.2	247.5	293.2	316.0	204.0	256.6	248.5
Deferred revenue	985.1	948.8	970.0	1,026.9	1,065.8	990.5	1,001.9
Total current liabilities	1,243.8	1,241.5	1,306.2	1,390.3	1,304.1	1,279.6	1,284.4

Long-term deferred revenue	820.0	806.8	839.8	928.6	1,002.7	903.7	868.5
Long-term borrowings	348.4	347.2	337.2	335.6	333.9	336.9	325.4
Other long-term liabilities	185.4	179.8	179.6	168.0	163.3	146.2	144.6
Total long-term liabilities	1,353.8	1,333.8	1,356.6	1,432.2	1,499.9	1,386.8	1,338.5

Total stockholders' equity	1,342.0	1,478.3	1,607.8	1,662.9	1,633.7	1,523.2	1,465.3

Total liabilities and stockholders' equity	$3,939.6	$4,053.6	$4,270.6	$4,485.4	$4,437.7	$4,189.6	$4,088.2

(a) Total cash and investments	$1,471.3	$1,528.6	$1,600.4	$1,756.5	$1,678.9	$1,552.5	$1,414.0

BMC SOFTWARE, INC. STATEMENTS OF CASH FLOWS (In millions) (Unaudited)

Quarter Ended December 31,			Nine Months Ended December 31,
2010	2011		2010	2011

		Cash flows from operating activities:
$109.1	$119.9	Net earnings	$333.7	$330.3
		Adjustments to reconcile net earnings to net cash
		provided by operating activities:
47.3	50.2	Depreciation and amortization	140.1	161.6
15.0	1.0	Deferred income tax provision (benefit)	22.6	(2.5)
25.3	31.1	Share-based compensation expense	76.3	92.7
(2.1)	(1.5)	Loss (gain) on investments, net and other	(2.3)	2.4
		Changes in operating assets and liabilities, net of acquisitions:
(104.3)	(18.6)	Trade accounts receivable	(107.3)	47.1
12.4	(17.8)	Trade finance receivables	103.8	91.9
0.9	5.6	Prepaid and other current assets	(6.0)	6.3
(3.1)	5.1	Other long-term assets	(1.2)	17.8
46.7	15.9	Accrued and other current liabilities	(20.4)	(47.8)
53.9	(24.1)	Deferred revenue	(13.6)	(88.6)
(8.4)	(0.1)	Other long-term liabilities	(37.2)	(9.1)
(12.4)	(2.4)	Other operating assets and liabilities	(13.7)	(14.7)
180.3	164.3	Net cash provided by operating activities	474.8	587.4

		Cash flows from investing activities:
-	9.3	Proceeds from maturities of investments	50.0	24.8
2.4	1.1	Proceeds from sales of investments	34.0	4.4
(4.4)	(11.1)	Purchases of investments	(8.2)	(30.0)
(51.0)	(14.1)	Cash paid for acquisitions, net of cash acquired	(51.0)	(163.0)
(30.8)	(34.9)	Capitalization of software development costs	(88.6)	(97.7)
(5.3)	(7.6)	Purchases of property and equipment	(18.4)	(17.6)
-	-	Other investing activities	1.0	-
(89.1)	(57.3)	Net cash used in investing activities	(81.2)	(279.1)

		Cash flows from financing activities:
(75.0)	(225.0)	Treasury stock acquired	(299.0)	(630.5)
(7.3)	(8.7)	Repurchases of stock to satisfy employee tax withholding obligations	(19.1)	(31.7)
63.1	4.8	Proceeds from stock options exercised and other	101.3	41.9
7.3	1.0	Excess tax benefit from share-based compensation expense	13.2	13.6
(14.6)	(16.0)	Repayments of borrowings and capital lease obligations	(20.6)	(20.7)
(1.9)	-	Proceeds from borrowings, net of issuance costs	(1.9)	-
(28.4)	(243.9)	Net cash used in financing activities	(226.1)	(627.4)

3.8	(3.3)	Effect of exchange rate changes on cash and cash equivalents	8.0	(22.3)
66.6	(140.2)	Net change in cash and cash equivalents	175.5	(341.4)
1,477.5	1,459.7	Cash and cash equivalents, beginning of period	1,368.6	1,660.9
$1,544.1	$1,319.5	Cash and cash equivalents, end of period	$1,544.1	$1,319.5

BMC SOFTWARE, INC. Table of Reconciliation from GAAP Operating Expenses to Non-GAAP Operating Expenses (In millions) (Unaudited)

	Quarter Ended December 31,		Nine Months Ended December 31,
	2010	2011	2010	2011

GAAP operating expenses	$400.5	$386.4	$1,112.1	$1,169.4

Share-based compensation expense	(25.3)	(31.1)	(76.3)	(92.7)

Amortization of intangible assets	(19.3)	(19.5)	(59.0)	(66.1)

Severance, exit costs and related charges	(3.5)	(0.3)	(9.4)	(2.9)

Non-GAAP operating expenses	$352.4	$335.5	$967.4	$1,007.7

BMC SOFTWARE, INC. Table of Reconciliation from GAAP Operating Income to Non-GAAP Operating Income (In millions) (Unaudited)

	Quarter Ended December 31,		Nine Months Ended December 31,
	2010	2011	2010	2011

GAAP operating income	$139.4	$161.8	$391.0	$437.9

Share-based compensation expense	25.3	31.1	76.3	92.7

Amortization of intangible assets	19.3	19.5	59.0	66.1

Severance, exit costs and related charges	3.5	0.3	9.4	2.9

Non-GAAP operating income	$187.5	$212.7	$535.7	$599.6

BMC SOFTWARE, INC. Table of Reconciliation from GAAP Operating Margin to Non-GAAP Operating Margin (In millions) (Unaudited)

	Quarter Ended December 31,			Quarter Ended December 31,			Quarter Ended December 31,
	2010	2011		2010	2011		2010	2011

GAAP revenue:	$539.9	$548.2	GAAP operating income:	$139.4	$161.8	GAAP operating margin:	26%	30%

			Share-based compensation expense	25.3	31.1

			Amortization of intangible assets	19.3	19.5

			Severance, exit costs and related charges	3.5	0.3

GAAP revenue:	$539.9	$548.2	Non-GAAP operating income:	$187.5	$212.7	Non-GAAP operating margin:	35%	39%

	Nine Months Ended December 31,			Nine Months Ended December 31,			Nine Months Ended December 31,
	2010	2011		2010	2011		2010	2011

GAAP revenue:	$1,503.1	$1,607.3	GAAP operating income:	$391.0	$437.9	GAAP operating margin:	26%	27%

			Share-based compensation expense	76.3	92.7

			Amortization of intangible assets	59.0	66.1

			Severance, exit costs and related charges	9.4	2.9

GAAP revenue:	$1,503.1	$1,607.3	Non-GAAP operating income:	$535.7	$599.6	Non-GAAP operating margin:	36%	37%

BMC SOFTWARE, INC.
Table of Reconciliation from GAAP Net Earnings to Non-GAAP Net Earnings
(In millions)
(Unaudited)

	Quarter Ended December 31,		Nine Months Ended December 31,
	2010	2011	2010	2011

GAAP net earnings	$109.1	$119.9	$333.7	$330.3

Share-based compensation expense	25.3	31.1	76.3	92.7

Amortization of intangible assets	19.3	19.5	59.0	66.1

Severance, exit costs and related charges	3.5	0.3	9.4	2.9

Subtotal pre-tax reconciling items	48.1	50.9	144.7	161.7

Tax effect of above pre-tax items	(14.0)	(13.9)	(41.5)	(46.2)

Impact of certain discrete tax items	-	-	(32.0)	(6.2)

Non-GAAP net earnings	$143.2	$156.9	$404.9	$439.6

BMC SOFTWARE, INC.
Table of Reconciliation from GAAP Diluted Earnings Per Share to Non-GAAP Diluted Earnings Per Share
(Unaudited)

	Quarter Ended December 31,		Nine Months Ended December 31,
	2010	2011	2010	2011

GAAP diluted earnings per share	$0.60	$0.71	$1.83	$1.88

Share-based compensation expense	0.14	0.18	0.42	0.53

Amortization of intangible assets	0.11	0.12	0.32	0.38

Severance, exit costs and related charges	0.02	-	0.05	0.02

Subtotal pre-tax reconciling items	0.26	0.30	0.79	0.92

Tax effect of above pre-tax items	(0.08)	(0.08)	(0.23)	(0.26)

Impact of certain discrete tax items	-	-	(0.18)	(0.04)

Non-GAAP diluted earnings per share	$0.79	$0.93	$2.22	$2.51

Shares used in computing diluted earnings per share (in millions)	182.3	169.5	182.2	175.2

CONTACT:
BMC Software
Global Communications:
Jennifer Brenner, 713-918-2421
jennifer_brenner@bmc.com
or
Investor Relations:
Derrick Vializ, 713-918-1805
derrick_vializ@bmc.com